EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cybex International, Inc.:

We consent to the incorporation by reference in the registration statements on Forms S-3 (Nos. 333-34309, 333-118475 and 333-114028) and in the registration statements on Form S-8 (Nos. 333-79899, 333-29045, 33-46109, 33-46110, 33-48124, 33-59947, 33-59945, 333-97379, and 333-97377) of Cybex International, Inc. of our report dated March 21, 2005, with respect to the consolidated balance sheets of Cybex International, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and other comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, which report appears in the December 31, 2004 annual report on Form 10-K of Cybex International, Inc.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” as of January 1, 2002.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 30, 2005